Exhibit 99.1

National Bank Holdings Corporation Announces

Fourth Quarter and Full Year 2025 Financial Results

NYSE Ticker: NBHC

Denver, Colorado, January 27, 2026 - (Globe Newswire) – National Bank Holdings Corporation (the “Company” or “NBHC”) reported:

	For the quarter(1)			For the year		2025 Adjusted (1)(2)
	4Q25	3Q25	4Q24	2025	2024	QTD	YTD
Net income ($000's)	$16,036	$35,285	$28,184	$109,574	$118,815	$22,748	$117,622
Earnings per share - diluted	$0.42	$0.92	$0.73	$2.85	$3.08	$0.60	$3.06
Return on average assets	0.65%	1.43%	1.13%	1.11%	1.20%	0.92%	1.19%
Return on average tangible assets(2)	0.73%	1.54%	1.23%	1.22%	1.30%	1.02%	1.30%
Return on average equity	4.57%	10.25%	8.59%	8.08%	9.41%	6.48%	8.67%
Return on average tangible common equity(2)	6.58%	14.21%	12.31%	11.36%	13.65%	9.10%	12.15%

(1)	Quarterly ratios are annualized.
(2)

Represents a non-GAAP financial measure. See “Non-GAAP Financial Measures and Reconciliations” tables for reconciliations to the most directly comparable financial measures calculated and presented in accordance with GAAP.

2025 Highlights

●	Announced, obtained regulatory approval, and closed the acquisition of Vista Bancshares, Inc. (“Vista”) in under four months.
●	Grew tangible common book value per share by 10.0% and increased the common equity tier 1 capital ratio to 14.89%.
●	Originated $1.6 billion new loans including $591.0 million new loans in the fourth quarter.
●	Launched the initial phase of 2UniFi, an innovative financial ecosystem built to empower business entrepreneurs with treasury management depository capabilities and a streamlined SBA loan offering.

In announcing these results, Chief Executive Officer Tim Laney shared, “We delivered adjusted quarterly and annual earnings of $0.60 and $3.06 per diluted share, respectively, with a full year net interest margin of 3.94%. We generated meaningful capital growth in 2025 with a 10.0% increase in tangible common book value per share. On the strength of our capital and earnings, we are announcing another dividend increase and a new $100 million share repurchase authority, reinforcing our commitment to delivering attractive shareholder returns. With a 14.89% Common Equity Tier 1 ratio, diversified funding sources, and a strong balance sheet, we are well positioned for future growth.”

Mr. Laney continued, “We recently closed our strategic acquisition of Vista and are working to seamlessly integrate Vista associates and clients into our bank family. We remain focused on delivering differentiated and expanded banking solutions across our franchise and believe the growth generated through our combined organization will drive meaningful shareholder returns in 2026.”

Recent Announcements

On January 27, 2026, the Company’s Board of Directors authorized an increase to its repurchase authority of up to $100.0 million of the Company’s common stock from time to time either in the open market or in privately negotiated transactions in accordance with applicable regulations of the Securities and Exchange Commission. The new program of $100.0 million replaces the previous $50.0 million program in its entirety.

On January 27, 2026, the Company’s Board of Directors approved an increase to its quarterly cash dividend. The quarterly cash dividend will increase 3.2% to $0.32 per share of NBHC common stock. The dividend will be payable on March 13, 2026 to shareholders of record at the close of business on February 27, 2026.

As reported earlier this month, NBHC successfully completed its acquisition of Vista, with operations in Dallas-Ft. Worth, Austin, and Lubbock, Texas, as well as Palm Beach, Florida. This acquisition further strengthens NBHC’s position as a premier regional bank and further increases our market share in high-growth markets including Dallas-Ft. Worth, Austin and Palm Beach. Integrating NBHC’s product capabilities with the strength of Vista Bank’s relationship-banking model further enhances NBHC’s long-term growth strategy.

Fourth Quarter 2025 Results

(All comparisons refer to the third quarter of 2025, except as noted)

Net income totaled $16.0 million, or $0.42 per diluted share, during the fourth quarter of 2025, compared to $35.3 million or $0.92 per diluted share. Fully taxable equivalent pre-provision net revenue totaled $30.2 million, compared to $43.6 million. The return on average tangible assets totaled 0.73%, compared to 1.54%, and the return on average tangible common equity totaled 6.58%, compared to 14.21%. Adjusting for $5.4 million of pre-tax acquisition-related expenses and $3.3 million of pre-tax loss on security sales, net income totaled $22.7 million, or $0.60 per diluted share. Adjusted, the fully taxable equivalent pre-provision net revenue totaled $39.0 million. The adjusted return on average tangible assets totaled 1.02%, and the adjusted return on average tangible common equity was 9.10%.

Net Interest Income

Fully taxable equivalent net interest income totaled $88.3 million, compared to $90.2 million. The fully taxable equivalent net interest margin totaled 3.89%, compared to 3.98%, driven by a 26 basis point decrease in earning asset yields as variable rate loans repriced ahead of the Federal Reserve rate cuts. The Company’s disciplined deposit pricing improved the cost of funds 17 basis points.

Loans

Loans totaled $7.4 billion at December 31, 2025, consistent with the linked quarter. We expanded quarterly loan fundings to $591.0 million, led by commercial loan fundings of $429.0 million. The fourth quarter’s weighted average rate on new loans at the time of origination was 6.4%, compared to a weighted average yield of 6.2% on the loan portfolio.

Asset Quality and Provision for Credit Losses

The Company maintains strong credit quality and takes a proactive approach to monitoring credit. As a result of credit actions taken during the fourth quarter, the Company recorded provision expense of $9.1 million. This quarter’s provision expense was driven by specific reserves and net charge-offs related to three credits. This year’s net charge-offs totaled 0.34% of average total loans, compared to 0.13% in the prior year. Compared to the prior quarter, non-performing loans improved two basis points to 0.34% of total loans at December 31, 2025, and non-performing assets improved one basis point to 0.36% of total loans and OREO at December 31, 2025. The allowance for credit losses as a percentage of loans was 1.18% at December 31, 2025, compared to 1.19% at September 30, 2025. The Company has a history of maintaining strong credit quality and during 2025, lowered its non-performing assets ratio, criticized loan levels, and past due loans.

Deposits

The Company maintains a low cost, diversified deposit franchise. Average total deposits remained consistent with the prior quarter at $8.2 billion, and average transaction deposits (defined as total deposits less time deposits) totaled $7.0 billion, compared to $7.1 billion in the previous quarter. The cost of funds improved 17 basis points to 1.93%. The loan to deposit ratio totaled 89.6% at December 31, 2025, compared to 87.7%. The mix of transaction deposits to total deposits was 86% at December 31, 2025, consistent with the prior quarter.

Non-Interest Income

Non-interest income totaled $14.4 million, compared to $20.7 million. Excluding the loss on security sales during the fourth quarter, non-interest income totaled $17.8 million. The linked quarter decrease was primarily driven by other non-interest income which included $3.6 million unrealized gains on partnership investments recorded in the third quarter, partially offset by a $1.3 million increase in bank owned life insurance income in the fourth quarter.

Non-Interest Expense

Non-interest expense totaled $72.4 million, compared to $67.2 million in the third quarter, primarily driven by increased expenses from the Vista acquisition. Included in both the current and linked quarters were acquisition-related expenses of $5.4 million and $1.7 million, respectively, primarily within professional fees. Adjusting for the acquisition-related expenses, the fourth quarter non-interest expense totaled $67.0 million, compared to $65.5 million in the third quarter. The increase was primarily driven by $0.8 million higher 2UniFi capitalized asset depreciation due to the timing of the 2UniFi launch and higher problem loan expense during the fourth quarter.

Income tax expense totaled $3.1 million, compared to $7.9 million in the previous quarter, driven by lower pre-tax income. The effective tax rate was 16.0%, compared to 18.2%.

Capital

NBHC executed $2.1 million of share buybacks in the fourth quarter as part of its ongoing capital strategy for a total of $15.2 million completed in 2025. Capital ratios continue to be well in excess of federal bank regulatory agency “well capitalized” thresholds. The tier 1 leverage ratio totaled 11.56%, and the common equity tier 1 capital ratio increased 169 basis points to 14.89% at December 31, 2025, compared to December 31, 2024. Shareholders’ equity increased $80.0 million to $1.4 billion at December 31, 2025, compared to December 31, 2024, primarily driven by $63.6 million of growth in retained earnings from net income after covering the year’s dividends, and a $26.0 million improvement in accumulated other comprehensive loss due to changes in the interest rate environment.

Common book value per share increased $2.38 to $36.67 at December 31, 2025, compared to December 31, 2024. Tangible common book value per share increased $2.52, or 10.0%, to $27.80, compared to December 31, 2024, primarily driven by the year’s earnings.

Year-Over-Year Review

(All comparisons refer to the full year 2024, except as noted)

Net income totaled $109.6 million, or $2.85 per diluted share, compared to $118.8 million, or $3.08 per diluted share. Adjusting for acquisition-related expenses and the loss on security sales, net income totaled $117.6 million, or $3.06 per diluted share. Fully taxable equivalent pre-provision net revenue increased $0.2 million to $159.3 million. Adjusted, the fully taxable equivalent pre-provision net revenue increased $4.1 million, or 2.5%, to $169.8 million. The return on average tangible assets totaled 1.22%, compared to 1.30%, and the return on average tangible common equity was 11.36%, compared to 13.65%. Adjusted, the return on average tangible assets totaled 1.30%, and the return on average tangible common equity totaled 12.15%.

Fully taxable equivalent net interest income increased $3.9 million to $356.4 million due to disciplined loan and deposit pricing driving net interest margin expansion. The fully taxable equivalent net interest margin expanded nine basis points to 3.94%, driven by a 22 basis point improvement in the cost of funds, partially offset by a 13 basis point decrease in earning asset yields. Average earning assets totaled $9.1 billion, compared to $9.2 billion.

Loans outstanding totaled $7.4 billion as of December 31, 2025, compared to $7.8 billion. New loan fundings over the trailing twelve months totaled $1.6 billion, led by commercial fundings of $1.1 billion.

The Company continued to prudently manage credit risk in 2025, further strengthening our credit profile through proactive monitoring of credit. The Company recorded $17.8 million of provision expense for credit losses, compared to $6.8 million in the prior year. Net charge-offs totaled 0.34% of average total loans, compared to 0.13% in the prior year. Non-performing loans improved 12 basis points to 0.34% of total loans at December 31, 2025, compared to December 31, 2024, and non-performing assets improved 11 basis points to 0.36% of total loans and OREO at December 31, 2025, compared to December 31, 2024. The allowance for credit losses as a percentage of loans totaled 1.18% at December 31, 2025, compared to 1.22% at December 31, 2024.

Average deposits totaled $8.2 billion, compared to $8.3 billion in the prior year, and average transaction deposits totaled $7.1 billion, compared to $7.3 billion in the prior year. The mix of transaction deposits to total deposits was 86.1% at December 31, 2025, compared to 87.6%.

Non-interest income increased $6.3 million, or 10.3%, to $67.6 million. The Company executed strategic balance sheet actions in both 2025 and 2024, which resulted in security sale losses of $3.3 million and $6.6 million, in the respective periods. Excluding these items, non-interest income increased $3.1 million primarily driven by $3.9 million of unrealized gains on partnership investments, a $0.9 million increase in gains on sales of previously consolidated banking center properties, and a $0.8 million increase in trust income. These increases were partially offset by decreases in SBA loan sale gains and swap fee income.

Non-interest expense totaled $264.6 million, which included $7.2 million of expenses from the Vista acquisition, compared to non-interest expense of $254.6 million in the prior year. Excluding the acquisition-related expenses, which are primarily professional fees, the current year non-interest expense totaled $257.5 million. Occupancy and equipment expense increased $5.9 million primarily driven by the 2UniFi capitalized asset depreciation in connection with the launch of 2UniFi in the third quarter of 2025. This increase was partially offset by a $4.1 million improvement in other non-interest expense resulting from diligent expense management. The fully taxable equivalent efficiency ratio totaled 62.42%, compared to 61.54%. Excluding other intangible assets amortization and adjusted for acquisition related expenses and the loss on security sales, the fully taxable equivalent efficiency ratio improved 26 basis points to 58.43% compared to the prior year.

Income tax expense totaled $24.1 million, compared to $26.4 million in the prior year, and the effective tax rate was 18.0%, compared to 18.2% in the prior year.

Conference Call

Management will host a conference call to review the results at 11:00 a.m. Eastern Time on Wednesday, January 28, 2026. The call may also include discussion of company developments, forward-looking statements and other material information about business and financial matters. Interested parties may listen to this call by dialing (800) 330-6710 using the participant passcode of 6983606 and asking for the NBHC Q4 2025 Earnings Call. The earnings release and a link to the replay of the call will be available on the Company’s website at www.nationalbankholdings.com by visiting the investor relations area.

About National Bank Holdings Corporation

National Bank Holdings Corporation is a bank holding company created to build a leading community bank franchise, delivering high quality client service and committed to stakeholder results. Through its bank subsidiaries, NBH Bank and Bank of Jackson Hole Trust, National Bank Holdings Corporation operates a network of over 100 banking centers, serving individual consumers, small, medium and large businesses, and government and non-profit entities. Its banking centers are located in its core footprint of Colorado, the greater Kansas City region, Texas, Utah, Wyoming, New Mexico, Idaho, and Palm Beach, Florida. Its comprehensive residential mortgage banking group primarily serves the bank’s core footprint. Its trust and wealth management business is operated in its core footprint under the Bank of Jackson Hole Trust charter. NBH Bank operates under a single state charter through the following brand names as divisions of NBH Bank: in Colorado, Community Banks of Colorado and Community Banks Mortgage; in Kansas and Missouri, Bank Midwest and Bank Midwest Mortgage; in Texas, Vista Bank and Hillcrest Bank; in Utah, New Mexico and Idaho, Hillcrest Bank and Hillcrest Bank Mortgage; in Palm Beach, Florida, Vista Bank; and in Wyoming, Bank of Jackson Hole and Bank of Jackson Hole Mortgage. Additional information about National Bank Holdings Corporation can be found at www.nationalbankholdings.com.

For more information visit: cobnks.com, bankmw.com, hillcrestbank.com, bankofjacksonhole.com, vistabank.com, or nbhbank.com, or connect with any of our brands on LinkedIn.

About Non-GAAP Financial Measures

Certain financial measures and ratios we present are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP). We refer to these financial measures and ratios as “non-GAAP financial measures.” We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results. We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods.

These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these differences by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance. A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not discuss historical facts but instead relate to expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance. Forward-looking statements are generally identified by words such as “anticipate,” “believe,” “can,” “would,” “should,” “could,” “may,” “predict,” “seek,” “potential,” “will,” “estimate,” “target,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “intend,” “goal,” “focus,” “maintains,” “future,” “ultimately,” “likely,” “ensure,” “strategy,” “objective,” and similar words or phrases. These statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties. We have based these statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, liquidity, results of operations, business strategy and growth prospects. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements due to a number of factors, including, but not limited to, business and economic conditions along with external events, both generally and in the financial services industry; susceptibility to credit risk and fluctuations in the value of real estate and other collateral securing a significant portion of our loan portfolio, including with regards to real estate acquired through foreclosure, and the accuracy of appraisals related to such real estate; changes impacting monetary supply and the businesses of our clients and counterparties, including levels of market interest rates, inflation, currency values, monetary, fiscal, and international trade policy, and the volatility of trading markets; our ability to maintain sufficient liquidity to meet the requirements of deposit withdrawals and other business needs; our desire to raise additional capital in connection with strategic growth initiatives and our ability to access the capital markets when desired or on favorable terms; changes in the fair value of our investment securities can fluctuate due to market conditions outside of our control; our investments in financial technology companies and initiatives may subject us to material financial, reputational and strategic risks; the allowance for credit losses and fair value adjustments may be insufficient to absorb losses in our loan portfolio; any service interruptions, cyber incidents or other breaches relating to our technology systems, security systems or infrastructure or those of our third-party providers; the occurrence of fraud or other financial crimes within our business; competition from other financial services providers, including traditional financial institutions and financial technology companies, and the effects of disintermediation within the banking business including consolidation within the industry; changes to federal government lending programs like the Small Business Administration’s Preferred Lender Program and the Federal Housing Administration’s insurance programs, including the impact of changes in regulations, budget appropriations and a prolonged government shutdown on such programs; impairment of our mortgage servicing rights, disruption in the secondary market for mortgage loans, declines in real estate values, or being required to repurchase mortgage loans or reimburse investors; claims and litigation related to our fiduciary responsibilities in connection with our trust and wealth business; our ability to manage and execute our organic growth and acquisition strategies, including our ability to realize the expected benefits of our acquisition strategies; developments in technology, such as artificial intelligence, the success of our digital growth strategy, and our ability to incorporate innovative technologies in our business and provide products and services that satisfy our clients’ expectations for convenience and security; our ability to integrate Vista Bank into our business may be more difficult, costly or time consuming than expected and we may fail to realize the anticipated benefits or cost savings of the merger; failure to obtain regulatory approvals or consummate attractive acquisitions or continue to increase organic loan growth would restrict our growth plans; the accuracy of projected operating results for assets and businesses we acquire as well as our ability to drive organic loan growth to replace loans in our existing portfolio with comparable loans as loans are paid down; our ability to comply with and manage costs related to extensive and potentially expanding government regulation and supervision, including current and future regulations affecting bank holding companies and depository institutions; our inability to execute our capital allocation strategy, including paying dividends or repurchasing shares, is subject to regulatory limitations; the application of any increased assessment rates imposed by the Federal Deposit Insurance Corporation; claims or legal action brought against us by third parties or government agencies; the loss of our executive officers and key personnel; changes to federal, state and local laws and regulations along with executive orders applicable to our business, including tax laws; and other factors, risks, trends and uncertainties described elsewhere in our other filings with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this press release, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

Contacts:

Analysts/Institutional Investors:

Emily Gooden, Chief Accounting Officer and Investor Relations Director, (720) 554-6640, ir@nationalbankholdings.com

Nicole Van Denabeele, Chief Financial Officer, (720) 529-3370, ir@nationalbankholdings.com

Media:

Jody Soper, Chief Marketing Officer, (303) 784-5925, Jody.Soper@nbhbank.com

NATIONAL BANK HOLDINGS CORPORATION

FINANCIAL SUMMARY

Consolidated Statements of Operations (Unaudited)

(Dollars in thousands, except share and per share data)

	For the three months ended			For the years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2025	2025	2024	2025	2024
Total interest and dividend income	$126,353	$132,238	$136,086	$519,774	$538,268
Total interest expense	40,148	44,038	45,955	171,269	192,880
Net interest income	86,205	88,200	90,131	348,505	345,388
Taxable equivalent adjustment	2,059	1,985	1,874	7,866	7,094
Net interest income FTE(1)	88,264	90,185	92,005	356,371	352,482
Provision expense (release) for credit losses	9,100	(1,500)	1,979	17,800	6,755
Net interest income after provision for credit losses FTE(1)	79,164	91,685	90,026	338,571	345,727
Non-interest income:
Service charges	4,109	4,340	4,359	16,694	17,957
Bank card fees	4,390	4,505	4,671	17,821	18,963
Mortgage banking income	2,328	2,895	2,296	11,085	11,228
Other non-interest income	6,954	8,951	6,375	25,314	19,665
Loss on security sales	(3,348)	—	(6,582)	(3,348)	(6,582)
Total non-interest income	14,433	20,691	11,119	67,566	61,231
Non-interest expense:
Salaries and benefits	38,447	37,779	35,459	148,334	146,243
Occupancy and equipment	13,173	12,383	10,193	45,829	39,951
Professional fees	6,175	3,249	1,599	12,527	7,062
Data processing	4,653	4,751	4,900	18,257	17,481
Other non-interest expense	8,054	7,138	10,418	31,878	35,941
Other intangible assets amortization	1,946	1,946	1,977	7,817	7,939
Total non-interest expense	72,448	67,246	64,546	264,642	254,617

Income before income taxes FTE(1)	21,149	45,130	36,599	141,495	152,341
Taxable equivalent adjustment	2,059	1,985	1,874	7,866	7,094
Income before income taxes	19,090	43,145	34,725	133,629	145,247
Income tax expense	3,054	7,860	6,541	24,055	26,432
Net income	$16,036	$35,285	$28,184	$109,574	$118,815
Earnings per share - basic	$0.42	$0.92	$0.73	$2.86	$3.10
Earnings per share - diluted	0.42	0.92	0.73	2.85	3.08
Common stock dividend	0.31	0.30	0.29	1.20	1.12

(1)

Net interest income is presented on a GAAP basis and fully taxable equivalent (FTE) basis, as the Company believes this non-GAAP measure is the preferred industry measurement for this item. The FTE adjustment is for the tax benefit on certain tax exempt loans using the federal tax rate of 21% for each period presented.

NATIONAL BANK HOLDINGS CORPORATION

Consolidated Statements of Financial Condition (Unaudited)

(Dollars in thousands, except share and per share data)

	December 31, 2025	September 30, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$417,058	$555,560	$127,848
Investment securities available-for-sale	528,639	612,719	527,547
Investment securities held-to-maturity	651,732	689,486	533,108
Other securities	80,634	80,526	76,462
Loans	7,433,356	7,429,501	7,751,143
Allowance for credit losses	(87,415)	(88,280)	(94,455)
Loans, net	7,345,941	7,341,221	7,656,688
Loans held for sale	25,695	22,252	24,495
Other real estate owned	1,674	658	662
Premises and equipment, net	214,554	211,436	196,773
Goodwill	306,043	306,043	306,043
Intangible assets, net	48,337	50,331	58,432
Other assets	263,211	282,454	299,635
Total assets	$9,883,518	$10,152,686	$9,807,693
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Non-interest bearing demand deposits	$2,204,241	$2,255,495	$2,213,685
Interest bearing demand deposits	1,237,006	1,223,602	1,411,860
Savings and money market	3,701,616	3,832,460	3,592,312
Total transaction deposits	7,142,863	7,311,557	7,217,857
Time deposits	1,149,771	1,160,123	1,020,036
Total deposits	8,292,634	8,471,680	8,237,893
Securities sold under agreements to repurchase	17,350	21,303	18,895
Long-term debt	54,540	54,743	54,511
Federal Home Loan Bank advances	—	—	50,000
Other liabilities	133,880	230,031	141,319
Total liabilities	8,498,404	8,777,757	8,502,618
Shareholders' equity:
Common stock	515	515	515
Additional paid in capital	1,171,581	1,169,982	1,167,431
Retained earnings	572,461	568,276	508,864
Treasury stock	(315,397)	(312,873)	(301,694)
Accumulated other comprehensive loss, net of tax	(44,046)	(50,971)	(70,041)
Total shareholders' equity	1,385,114	1,374,929	1,305,075
Total liabilities and shareholders' equity	$9,883,518	$10,152,686	$9,807,693
SHARE DATA
Average basic shares outstanding	37,803,728	37,911,643	38,327,964
Average diluted shares outstanding	37,922,557	38,034,473	38,565,164
Ending shares outstanding	37,772,516	37,815,589	38,054,482
Common book value per share	$36.67	$36.36	$34.29
Tangible common book value per share(1) (non-GAAP)	27.80	27.45	25.28
CAPITAL RATIOS
Average equity to average assets	14.21%	13.94%	13.10%
Tangible common equity to tangible assets(1)	11.00%	10.57%	10.16%
Tier 1 leverage ratio	11.56%	11.49%	10.69%
Common equity tier 1 risk-based capital ratio	14.89%	14.69%	13.20%
Tier 1 risk-based capital ratio	14.89%	14.69%	13.20%
Total risk-based capital ratio	16.82%	16.63%	15.11%

(1)	Represents a non-GAAP financial measure. See “Non-GAAP Financial Measures and Reconciliations” starting on page 15.

NATIONAL BANK HOLDINGS CORPORATION

Loan Portfolio

(Dollars in thousands)

Period End Loan Balances by Type

			December 31, 2025		December 31, 2025
			vs. September 30, 2025		vs. December 31, 2024
	December 31, 2025	September 30, 2025	% Change	December 31, 2024	% Change
Originated:
Commercial:
Commercial and industrial	$1,948,332	$1,877,645	3.8%	$1,881,570	3.5%
Municipal and non-profit	1,273,508	1,189,677	7.0%	1,106,865	15.1%
Owner-occupied commercial real estate	950,269	986,868	(3.7)%	1,048,481	(9.4)%
Food and agribusiness	208,009	211,940	(1.9)%	266,332	(21.9)%
Total commercial	4,380,118	4,266,130	2.7%	4,303,248	1.8%
Commercial real estate non-owner occupied	1,030,069	1,069,815	(3.7)%	1,123,718	(8.3)%
Residential real estate	927,663	914,168	1.5%	922,328	0.6%
Consumer	12,771	12,757	0.1%	12,773	(0.0)%
Total originated	6,350,621	6,262,870	1.4%	6,362,067	(0.2)%

Acquired:
Commercial:
Commercial and industrial	89,373	95,015	(5.9)%	114,255	(21.8)%
Municipal and non-profit	253	259	(2.3)%	277	(8.7)%
Owner-occupied commercial real estate	178,348	189,408	(5.8)%	215,663	(17.3)%
Food and agribusiness	20,061	29,506	(32.0)%	36,987	(45.8)%
Total commercial	288,035	314,188	(8.3)%	367,182	(21.6)%
Commercial real estate non-owner occupied	552,359	570,062	(3.1)%	688,620	(19.8)%
Residential real estate	242,036	282,026	(14.2)%	331,510	(27.0)%
Consumer	305	355	(14.1)%	1,764	(82.7)%
Total acquired	1,082,735	1,166,631	(7.2)%	1,389,076	(22.1)%
Total loans	$7,433,356	$7,429,501	0.1%	$7,751,143	(4.1)%

Loan Fundings(1)

	Fourth quarter	Third quarter	Second quarter	First quarter	Fourth quarter
	2025	2025	2025	2025	2024
Commercial:
Commercial and industrial	$237,813	$159,250	$133,402	$108,594	$146,600
Municipal and non-profit	119,918	81,418	34,393	12,506	49,175
Owner occupied commercial real estate	66,798	42,362	47,233	37,762	117,850
Food and agribusiness	4,437	5,015	4,576	1,338	15,796
Total commercial	428,966	288,045	219,604	160,200	329,421
Commercial real estate non-owner occupied	96,482	81,136	56,770	65,254	119,132
Residential real estate	64,161	49,877	44,470	29,300	30,750
Consumer	1,399	2,142	1,823	970	726
Total	$591,008	$421,200	$322,667	$255,724	$480,029

(1)

Loan fundings are defined as closed end funded loans and net fundings under revolving lines of credit. Net fundings (paydowns) under revolving lines of credit were $95,774, ($1,591), $15,490, $21,752 and $64,375 for the periods noted in the table above, respectively.

NATIONAL BANK HOLDINGS CORPORATION

Summary of Net Interest Margin

(Dollars in thousands)

	For the three months ended			For the three months ended			For the three months ended
	December 31, 2025			September 30, 2025			December 31, 2024
	Average		Average	Average		Average	Average		Average
	balance	Interest	rate	balance	Interest	rate	balance	Interest	rate
Interest earning assets:
Originated loans FTE(1)(2)	$6,231,548	$98,545	6.27%	$6,213,268	$103,600	6.62%	$6,368,697	$107,400	6.71%
Acquired loans	1,128,992	17,227	6.05%	1,183,171	18,151	6.09%	1,425,344	22,253	6.21%
Loans held for sale	21,166	335	6.28%	21,964	366	6.61%	20,196	320	6.30%
Investment securities available-for-sale	640,239	4,281	2.67%	693,173	4,679	2.70%	735,977	3,196	1.74%
Investment securities held-to-maturity	673,344	4,909	2.92%	705,927	5,313	3.01%	537,970	3,887	2.89%
Other securities	31,110	368	4.73%	32,461	409	5.04%	29,256	434	5.93%
Interest earning deposits	272,509	2,747	4.00%	149,867	1,705	4.51%	60,400	470	3.10%
Total interest earning assets FTE(2)	$8,998,908	$128,412	5.66%	$8,999,831	$134,223	5.92%	$9,177,840	$137,960	5.98%
Cash and due from banks	$76,466			$78,598			$81,371
Other assets	809,541			806,872			793,734
Allowance for credit losses	(87,862)			(88,787)			(95,750)
Total assets	$9,797,053			$9,796,514			$9,957,195
Interest bearing liabilities:
Interest bearing demand, savings and money market deposits	$4,848,541	$29,156	2.39%	$4,929,785	$33,095	2.66%	$5,087,799	$35,443	2.77%
Time deposits	1,154,614	10,272	3.53%	1,111,958	9,791	3.49%	1,034,560	9,169	3.53%
Federal Home Loan Bank advances	217	2	3.66%	33,682	391	4.61%	18,374	5	0.11%
Other borrowings(3)	29,602	200	2.68%	34,429	242	2.79%	54,464	518	3.78%
Long-term debt	54,720	518	3.76%	54,471	519	3.78%	66,428	820	4.91%
Total interest bearing liabilities	$6,087,694	$40,148	2.62%	$6,164,325	$44,038	2.83%	$6,261,625	$45,955	2.92%
Demand deposits	$2,151,701			$2,150,330			$2,249,614
Other liabilities	165,095			116,548			141,327
Total liabilities	8,404,490			8,431,203			8,652,566
Shareholders' equity	1,392,563			1,365,311			1,304,629
Total liabilities and shareholders' equity	$9,797,053			$9,796,514			$9,957,195
Net interest income FTE(2)		$88,264			$90,185			$92,005
Interest rate spread FTE(2)			3.04%			3.09%			3.06%
Net interest earning assets	$2,911,214			$2,835,506			$2,916,215
Net interest margin FTE(2)			3.89%			3.98%			3.99%
Average transaction deposits	$7,000,242			$7,080,115			$7,337,413
Average total deposits	8,154,856			8,192,073			8,371,973
Ratio of average interest earning assets to average interest bearing liabilities	147.82%			146.00%			146.57%

(1)	Originated loans are net of deferred loan fees, less costs, which are included in interest income over the life of the loan.
(2)

Presented on a fully taxable equivalent basis using the statutory tax rate of 21%. The tax equivalent adjustments included above are $2,059, $1,985 and $1,874 for the three months ended December 31, 2025, September 30, 2025 and December 31, 2024, respectively.

(3)	Other borrowings includes securities sold under agreements to repurchase and cash collateral received from counterparties in connection with derivative swap agreements.

NATIONAL BANK HOLDINGS CORPORATION

Summary of Net Interest Margin

(Dollars in thousands)

	For the year ended December 31, 2025			For the year ended December 31, 2024
	Average		Average	Average		Average
	balance	Interest	rate	balance	Interest	rate
Interest earning assets:
Originated loans FTE(1)(2)	$6,267,041	$406,765	6.49%	$6,186,075	$418,512	6.77%
Acquired loans	1,230,962	74,323	6.04%	1,516,032	92,666	6.11%
Loans held for sale	21,007	1,404	6.68%	16,801	1,182	7.04%
Investment securities available-for-sale	687,511	18,238	2.65%	770,023	17,532	2.28%
Investment securities held-to-maturity	682,270	19,515	2.86%	557,438	11,164	2.00%
Other securities	31,381	1,723	5.49%	28,893	1,832	6.34%
Interest earning deposits	132,717	5,672	4.27%	78,756	2,474	3.14%
Total interest earning assets FTE(2)	$9,052,889	$527,640	5.83%	$9,154,018	$545,362	5.96%
Cash and due from banks	$77,858			$92,705
Other assets	805,056			774,859
Allowance for credit losses	(90,582)			(96,931)
Total assets	$9,845,221			$9,924,651
Interest bearing liabilities:
Interest bearing demand, savings and money market deposits	$4,947,336	$127,520	2.58%	$5,070,271	$151,683	2.99%
Time deposits	1,091,641	37,906	3.47%	1,019,978	34,509	3.38%
Federal Home Loan Bank advances	58,320	2,668	4.57%	17,973	21	0.12%
Other borrowings(3)	38,833	1,102	2.84%	54,346	2,073	3.81%
Long-term debt	54,576	2,073	3.80%	84,013	4,594	5.47%
Total interest bearing liabilities	$6,190,706	$171,269	2.77%	$6,246,581	$192,880	3.09%
Demand deposits	$2,162,898			$2,252,887
Other liabilities	134,766			162,797
Total liabilities	8,488,370			8,662,265
Shareholders' equity	1,356,851			1,262,386
Total liabilities and shareholders' equity	$9,845,221			$9,924,651
Net interest income FTE(2)		$356,371			$352,482
Interest rate spread FTE(2)			3.06%			2.87%
Net interest earning assets	$2,862,183			$2,907,437
Net interest margin FTE(2)			3.94%			3.85%
Average transaction deposits	$7,110,234			$7,323,158
Average total deposits	8,201,875			8,343,136
Ratio of average interest earning assets to average interest bearing liabilities	146.23%			146.54%

(1)	Originated loans are net of deferred loan fees, less costs, which are included in interest income over the life of the loan.
(2)

Presented on a fully taxable equivalent basis using the statutory tax rate of 21%. The tax equivalent adjustments included above are $7,866 and $7,094 for the years ended December 31, 2025 and December 31, 2024, respectively.

(3)	Other borrowings includes securities sold under agreements to repurchase and cash collateral received from counterparties in connection with derivative swap agreements.

NATIONAL BANK HOLDINGS CORPORATION

Allowance for Credit Losses and Asset Quality

(Dollars in thousands)

Allowance for Credit Losses Analysis

	As of and for the three months ended
	December 31, 2025	September 30, 2025	December 31, 2024
Beginning allowance for credit losses	$88,280	$88,893	$95,047
Charge-offs	(10,435)	(1,617)	(2,391)
Recoveries	470	2,504	175
Provision expense (release) for credit losses	9,100	(1,500)	1,624
Ending allowance for credit losses ("ACL")	$87,415	$88,280	$94,455
Ratio of annualized net charge-offs (recoveries) to average total loans during the period	0.54%	(0.05)%	0.11%
Ratio of ACL to total loans outstanding at period end	1.18%	1.19%	1.22%
Ratio of ACL to total non-performing loans at period end	350.90%	330.45%	262.42%
Total loans	$7,433,356	$7,429,501	$7,751,143
Average total loans during the period	7,343,580	7,376,685	7,772,712
Total non-performing loans	24,912	26,715	35,994

Past Due and Non-accrual Loans

	December 31, 2025	September 30, 2025	December 31, 2024
Loans 30-89 days past due and still accruing interest	$11,961	$14,288	$23,164
Loans 90 days past due and still accruing interest	15,417	12,120	14,940
Non-accrual loans	24,912	26,715	35,994
Total past due and non-accrual loans	$52,290	$53,123	$74,098
Total 90 days past due and still accruing interest and non-accrual loans to total loans	0.54%	0.52%	0.66%

Asset Quality Data

	December 31, 2025	September 30, 2025	December 31, 2024
Non-performing loans	$24,912	$26,715	$35,994
OREO	1,674	658	662
Total non-performing assets	$26,586	$27,373	$36,656
Total non-performing loans to total loans	0.34%	0.36%	0.46%
Total non-performing assets to total loans and OREO	0.36%	0.37%	0.47%

NATIONAL BANK HOLDINGS CORPORATION

Key Metrics(1)

	As of and for the three months ended			As of and for the years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2025	2025	2024	2025	2024
Return on average assets	0.65%	1.43%	1.13%	1.11%	1.20%
Return on average tangible assets(2)	0.73%	1.54%	1.23%	1.22%	1.30%
Return on average tangible assets, adjusted(2)	1.02%	1.60%	1.44%	1.30%	1.36%
Return on average equity	4.57%	10.25%	8.59%	8.08%	9.41%
Return on average tangible common equity(2)	6.58%	14.21%	12.31%	11.36%	13.65%
Return on average tangible common equity, adjusted(2)	9.10%	14.72%	14.40%	12.15%	14.20%
Loan to deposit ratio (end of period)	89.64%	87.70%	94.09%	89.64%	94.09%
Non-interest bearing deposits to total deposits (end of period)	26.58%	26.62%	26.87%	26.58%	26.87%
Net interest margin(3)	3.80%	3.89%	3.91%	3.85%	3.77%
Net interest margin FTE(3)(4)	3.89%	3.98%	3.99%	3.94%	3.85%
Interest rate spread FTE(4)(5)	3.04%	3.09%	3.06%	3.06%	2.87%
Yield on earning assets(6)	5.57%	5.83%	5.90%	5.74%	5.88%
Yield on earning assets FTE(4)(6)	5.66%	5.92%	5.98%	5.83%	5.96%
Cost of funds	1.93%	2.10%	2.15%	2.05%	2.27%
Cost of deposits	1.92%	2.08%	2.12%	2.02%	2.23%
Non-interest income to total revenue FTE(4)(7)	14.05%	18.66%	10.78%	15.94%	14.80%
Efficiency ratio	71.99%	61.76%	63.75%	63.61%	62.62%
Efficiency ratio excluding other intangible assets amortization FTE, adjusted(2)(4)	61.38%	57.32%	57.03%	58.43%	58.69%
Pre-provision net revenue FTE(2)(4)	30,249	43,630	38,578	159,295	159,096
Pre-provision net revenue FTE, adjusted(2)(4)	39,009	45,374	45,160	169,799	165,678

Total Loans Asset Quality Data(8)(9)
Non-performing loans to total loans	0.34%	0.36%	0.46%	0.34%	0.46%
Non-performing assets to total loans and OREO	0.36%	0.37%	0.47%	0.36%	0.47%
Allowance for credit losses to total loans	1.18%	1.19%	1.22%	1.18%	1.22%
Allowance for credit losses to non-performing loans	350.90%	330.45%	262.42%	350.90%	262.42%
Net charge-offs (recoveries) to average loans	0.54%	(0.05)%	0.11%	0.34%	0.13%

(1)	Ratios are annualized.
(2)	Ratio represents non-GAAP financial measure. See “Non-GAAP Financial Measures and Reconciliations” starting on page 15.
(3)	Net interest margin represents net interest income, including accretion income on interest earning assets, as a percentage of average interest earning assets.
(4)

Presented on a fully taxable equivalent basis using the statutory tax rate of 21%. The tax equivalent adjustments included above are $2,059, $1,985 and $1,874 for the three months ended December 31, 2025, September 30, 2025 and December 31, 2024, respectively. For the years ended December 31, 2025 and December 31, 2024, the tax equivalent adjustments included above are $7,866 and $7,094, respectively.

(5)

Interest rate spread represents the difference between the weighted average yield on interest earning assets, including FTE income, and the weighted average cost of interest bearing liabilities. Ratio represents a non-GAAP financial measure.

(6)	Interest earning assets include assets that earn interest/accretion or dividends. Any market value adjustments on investment securities or loans are excluded from interest earning assets.
(7)	Non-interest income to total revenue represents non-interest income divided by the sum of net interest income FTE and non-interest income.
(8)	Non-performing loans consist of non-accruing loans.
(9)	Total loans are net of unearned discounts and fees.

NATIONAL BANK HOLDINGS CORPORATION

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

(Dollars in thousands, except share and per share data)

Tangible Common Book Value Ratios

	December 31, 2025	September 30, 2025	December 31, 2024
Total shareholders' equity	$1,385,114	$1,374,929	$1,305,075
Less: goodwill and other intangible assets, net	(348,961)	(350,907)	(356,777)
Add: deferred tax liability related to goodwill	13,947	13,844	13,535
Tangible common equity (non-GAAP)	$1,050,100	$1,037,866	$961,833

Total assets	$9,883,518	$10,152,686	$9,807,693
Less: goodwill and other intangible assets, net	(348,961)	(350,907)	(356,777)
Add: deferred tax liability related to goodwill	13,947	13,844	13,535
Tangible assets (non-GAAP)	$9,548,504	$9,815,623	$9,464,451

Tangible common equity to tangible assets calculations:
Total shareholders' equity to total assets	14.01%	13.54%	13.31%
Less: impact of goodwill and other intangible assets, net	(3.01)%	(2.97)%	(3.15)%
Tangible common equity to tangible assets (non-GAAP)	11.00%	10.57%	10.16%

Tangible common book value per share calculations:
Tangible common equity (non-GAAP)	$1,050,100	$1,037,866	$961,833
Divided by: ending shares outstanding	37,772,516	37,815,589	38,054,482
Tangible common book value per share (non-GAAP)	$27.80	$27.45	$25.28

NATIONAL BANK HOLDINGS CORPORATION

(Dollars in thousands, except share and per share data)

Return on Average Tangible Assets and Return on Average Tangible Equity

	As of and for the three months ended			As of and for the years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2025	2025	2024	2025	2024
Net income	$16,036	$35,285	$28,184	$109,574	$118,815
Add: adjustments, after tax (non-GAAP)(1)	6,712	1,336	5,048	8,048	5,048
Net income adjusted for acquisition-related expenses and loss on security sales, after tax (non-GAAP)(1)	$22,748	$36,621	$33,232	$117,622	$123,863

Net income	$16,036	$35,285	$28,184	$109,574	$118,815
Add: impact of other intangible assets amortization expense, after tax (non-GAAP)	1,491	1,491	1,516	5,989	6,089
Net income excluding the impact of other intangible assets amortization expense, after tax (non-GAAP)	$17,527	$36,776	$29,700	$115,563	$124,904

Net income excluding the impact of other intangible assets amortization expense, after tax (non-GAAP)	$17,527	$36,776	$29,700	$115,563	$124,904
Add: adjustments, after tax (non-GAAP)(1)	6,712	1,336	5,048	8,048	5,048
Net income excluding the impact of other intangible assets amortization expense, adjusted for acquisition-related expenses and loss on security sales, after tax (non-GAAP)(1)	$24,239	$38,112	$34,748	$123,611	$129,952

Average assets	$9,797,053	$9,796,514	$9,957,195	$9,845,221	$9,924,651
Less: average goodwill and other intangible assets, net of deferred tax liability related to goodwill (non-GAAP)	(336,252)	(338,294)	(344,417)	(339,152)	(347,388)
Average tangible assets (non-GAAP)	$9,460,801	$9,458,220	$9,612,778	$9,506,069	$9,577,263

Average shareholders' equity	$1,392,563	$1,365,311	$1,304,629	$1,356,851	$1,262,386
Less: average goodwill and other intangible assets, net of deferred tax liability related to goodwill (non-GAAP)	(336,252)	(338,294)	(344,417)	(339,152)	(347,388)
Average tangible common equity (non-GAAP)	$1,056,311	$1,027,017	$960,212	$1,017,699	$914,998

Return on average assets	0.65%	1.43%	1.13%	1.11%	1.20%
Return on average assets, adjusted (non-GAAP)	0.92%	1.48%	1.33%	1.19%	1.25%
Return on average tangible assets (non-GAAP)	0.73%	1.54%	1.23%	1.22%	1.30%
Return on average tangible assets, adjusted (non-GAAP)(1)	1.02%	1.60%	1.44%	1.30%	1.36%
Return on average equity	4.57%	10.25%	8.59%	8.08%	9.41%
Return on average equity, adjusted (non-GAAP)	6.48%	10.64%	10.13%	8.67%	9.81%
Return on average tangible common equity (non-GAAP)	6.58%	14.21%	12.31%	11.36%	13.65%
Return on average tangible common equity, adjusted (non-GAAP)(1)	9.10%	14.72%	14.40%	12.15%	14.20%

(1) Adjustments:
Non-interest income adjustments:
Loss on security sales (non-GAAP)	$3,348	$—	$6,582	$3,348	$6,582
Non-interest expense adjustments:
Acquisition-related expenses (non-GAAP)	5,412	1,744	—	7,156	—
Total adjustments before tax (non-GAAP)	8,760	1,744	6,582	10,504	6,582
Tax benefit impact	(2,048)	(408)	(1,534)	(2,456)	(1,534)
Total adjustments, after tax (non-GAAP)	$6,712	$1,336	$5,048	$8,048	$5,048

Efficiency Ratio and Pre-Provision Net Revenue

	As of and for the three months ended			As of and for the years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2025	2025	2024	2025	2024
Net interest income FTE(1)	$88,264	$90,185	$92,005	$356,371	$352,482

Non-interest income	$14,433	$20,691	$11,119	$67,566	$61,231
Add: loss on security sales (non-GAAP)	3,348	—	6,582	3,348	6,582
Non-interest income adjusted for loss on security sales (non-GAAP)	$17,781	$20,691	$17,701	$70,914	$67,813

Non-interest expense	$72,448	$67,246	$64,546	$264,642	$254,617
Less: other intangible assets amortization (non-GAAP)	(1,946)	(1,946)	(1,977)	(7,817)	(7,939)
Less: acquisition-related expenses (non-GAAP)	(5,412)	(1,744)	—	(7,156)	—
Non-interest expense excluding other intangible assets amortization, adjusted for acquisition-related expenses (non-GAAP)	$65,090	$63,556	$62,569	$249,669	$246,678

Efficiency ratio FTE(1)	70.55%	60.65%	62.59%	62.42%	61.54%
Efficiency ratio excluding other intangible assets amortization, adjusted for acquisition-related expenses and loss on security sales FTE (non-GAAP)(1)	61.38%	57.32%	57.03%	58.43%	58.69%

Net income	$16,036	$35,285	$28,184	$109,574	$118,815
Add: income tax expense	3,054	7,860	6,541	24,055	26,432
Add: provision expense (release) for credit losses	9,100	(1,500)	1,979	17,800	6,755
Add: impact of taxable equivalent adjustment	2,059	1,985	1,874	7,866	7,094
Pre-provision net revenue, FTE (non-GAAP)(1)	$30,249	$43,630	$38,578	$159,295	$159,096

Pre-provision net revenue, FTE (non-GAAP)(1)	$30,249	$43,630	$38,578	$159,295	$159,096
Add: loss on security sales (non-GAAP)	3,348	—	6,582	3,348	6,582
Add: acquisition-related expenses (non-GAAP)	5,412	1,744	—	7,156	—
Pre-provision net revenue, adjusted for acquisition-related expenses and loss on security sales FTE (non-GAAP)(1)	$39,009	$45,374	$45,160	$169,799	$165,678

(1)

Presented on a fully taxable equivalent basis using the statutory tax rate of 21%. The tax equivalent adjustments included above are $2,059, $1,985 and $1,874 for the three months ended December 31, 2025, September 30, 2025 and December 31, 2024, respectively. For the years ended December 31, 2025 and December 31, 2024, the tax equivalent adjustments included above are $7,866 and $7,094, respectively.

Adjusted Net Income and Adjusted Earnings Per Share

	As of and for the three months ended			As of and for the years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2025	2025	2024	2025	2024
Adjustments to net income:
Net income	$16,036	$35,285	$28,184	$109,574	$118,815
Add: acquisition-related adjustments, after tax (non-GAAP)	4,147	1,336	—	5,483	—
Add: loss on security sales, after tax (non-GAAP)	2,565	—	5,048	2,565	5,048
Adjusted net income (non-GAAP)	$22,748	$36,621	$33,232	$117,622	$123,863

Adjustments to earnings per share:
Earnings per share diluted	$0.42	$0.92	$0.73	$2.85	$3.08
Add: acquisition-related adjustments, after tax (non-GAAP)	0.11	0.04	—	0.14	—
Add: adjustment for the loss on security sales, after tax (non-GAAP)	0.07	—	0.13	0.07	0.14
Adjusted earnings per share - diluted (non-GAAP)	$0.60	$0.96	$0.86	$3.06	$3.22